                                                                   Exhibit 10.26



                        AGREEMENT FOR THE PROVISION OF
                      FIBER OPTIC FACILITIES AND SERVICES

                                    BETWEEN

                           ALABAMA POWER COMPANY AND

                    SOUTHERN INTEREXCHANGE FACILITIES, INC.


                           APC CONTRACT NUMBER SI001
                                              -------

                               TABLE OF CONTENTS


ARTICLE                                                               PAGE
  1  Definition........................................................... 1
  2  Engineering and Design............................................... 3
  3  Construction and Installation........................................ 4
  4  Operation, Maintenance and Repair.................................... 5
  5  Costs and Installments............................................... 7
  6  Services and Facilities.............................................. 8
  7  Use of Fibers........................................................ 9
  8  Approvals and Consultation........................................... 10
  9  Term................................................................. 11
 10  Ownership of the Cable and Equipment................................. 11
 11  Casualty............................................................. 13
 12  Restoration in the Event of Outages.................................. 14
 13  Alteration of Route.................................................. 14
 14  Access and Security.................................................. 15
 15  Expenses............................................................. 15
 16  Confidentiality...................................................... 16
 17  Other Activities of the Parties...................................... 16
 18  Compliance with Laws................................................. 17
 19  Force Majeure........................................................ 17
 20  Dispute Resolution................................................... 18
 21  Conditions Precedent................................................. 18
 22  Assignment........................................................... 19
 23  Amendment............................................................ 19
 24  Binding Effect; Limitation of Benefits............................... 19
 25  Notices.............................................................. 19
 26  Publicity and Advertising............................................ 21
 27  Severability......................................................... 21
 28  Independent Contractors.............................................. 21
 29  Labor Relations...................................................... 21
 30  Benefited Parties.................................................... 22
 31  Exercise of Right.................................................... 22
 32  Additional Actions and Documents..................................... 22
 33  Survival............................................................. 23
 34  Headings............................................................. 23
 35  Incorporation of Exhibits............................................ 23
 36  Governing Law........................................................ 23
 37  Counterparts......................................................... 23
 38  Entire Agreement..................................................... 23

      Signatures.......................................................... 23

                         AGREEMENT FOR THE PROVISION OF
                      FIBER OPTIC FACILITIES AND SERVICES

     THIS AGREEMENT (hereinafter referred to as the "Agreement"), effective as of the 29 day of MAR, 1990, between SOUTHERN INTEREXCHANGE FACILITIES, INC. (hereinafter referred to as "SI"), an Alabama corporation with its principal place of business located at 113 1/2 South Main, Arab, Alabama 35016, and ALABAMA POWER COMPANY, (hereinafter referred to as "APC"), an Alabama corporation with its principal place of business located at 600 North 18th Street, Birmingham, Alabama 35291, sets forth the terms and conditions for the provision of certain telecommunications facilities and services as hereinafter described.

                              W I T N E S S E T H

     WHEREAS, APC for its own use has placed or will place fiber optic cable in the static wire as part of APC's electric transmission operations along certain of their transmission lines, which APC utilizes to operate a fiber optic transmission system; and

     WHEREAS, SI desires to obtain fiber optic telecommunications transmission capacity in certain of the areas in which APC's electric transmission lines are located; and

     WHEREAS, SI desires to obtain from APC, and APC is willing to provide to SI, the right to use certain designated fibers; and

     WHEREAS, the parties desire to define the terms and conditions under which said user rights will be accomplished; and

     WHEREAS, the transactions reflected in this Agreement are unique and unlike any previous transactions between the parties;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

     1.1 Additional Fibers - The optical fibers which are to be part of the SI System and which are to be dedicated exclusively to SI's use as provided herein. The numbers of Additional Fibers for each Route Segment are set forth in Exhibit A, attached hereto.

     1.2 Affiliated Carriers - Unless the context otherwise requires, the term "Affiliated Carriers" of SI includes only the following: Consolidated Communications Corporation, Inc., Southern Interexchange Facilities, Inc., Southern Interexchange Services, Inc., Delta Communications, Inc., Brindlee Mountain Telephone Company, Valley Telephone Services, or the successor, parent, or subsidiary of any of them.

     1.3 APC - Unless the context otherwise requires, the term "APC" includes Alabama Power Company, its directors, officers, employees, agents, successors and permitted assigns.

     1.4  APC Actual Cost - Shall be as set forth in Subarticle 4.3.

     1.5 APC Space - Floor space to be provided to APC by SI in New Buildings and in Common Access Areas of other SI facilities, including certain POPs, for equipment to be used by APC solely in connection with the Primary Fibers.

     1.6 APC System - The fiber optic communication transmission facilities comprised entirely of the Primary Fibers and the equipment and other articles of property (other than any fiber

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optic cable which does not include Primary Fibers) used solely in connection with the Primary Fibers, including without limitation, any such equipment located in APC Space at SI POPs.

     1.7 APC Territory - The geographical areas within the State of Alabama within which APC

          a.  provides electric service at retail; or

          b. owns or operates overhead or underground electric transmission lines.

     1.8 Cable - The fiber optic cable incorporating the Primary Fibers, the Additional Fibers and associated suspension hardware to be installed pursuant to this Agreement.

     1.9 Circuit Service Date - The date on which a Route Segment is accepted by SI as operational in accordance with the acceptance specifications set forth in Exhibit C hereto.

     1.10 Confidential Information - Information provided by a party to this Agreement to the other party to this Agreement for use in connection with the performance of this Agreement which is considered by the disclosing party to be confidential or proprietary information and which is so identified by the disclosing party as provided below. Confidential information may take the form of documentation, drawings, specifications, software, technical or engineering data, business information and other forms, and may be communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means. When information deemed by the disclosing party to be confidential or proprietary is furnished in a tangible form, the disclosing party shall prominently mark the information in a manner to indicate that it is considered proprietary or confidential or otherwise subject to limited distribution. When such information is provided orally, the disclosing party shall, at the time of disclosure, clearly identify the information as being proprietary or confidential or otherwise subject to limited distribution. No information shall be deemed confidential for purposes hereof unless it has been so designated in accordance with this Subarticle 1.9.

     1.11 Equipment - The power equipment, electronic and optronic equipment, including without limitation repeaters, junctions, alarm monitoring equipment and all other articles of property which may be necessary to provide a network of fiber optic transmission capacity throughout the SI System. Notwithstanding any other provision of this Agreement, the term "Equipment" shall not include any power equipment, electronic and optronic equipment, repeaters, junctions, alarm monitoring equipment or any other articles of property installed or located at a SI POP or a SI Central Office. The word "equipment" when not capitalized, refers to equipment of any sort generally.

     1.12 Local Access and Transport Area (LATA) - A geographic area within which a local exchange company provides communications services.

     1.13 New Buildings - Buildings and shelters, including repeater housings that, pursuant to this Agreement, are to be constructed, erected or positioned on real property of which APC or SI is the fee simple owner in order to house electronic and optronic equipment unless and until such time as SI designates such building, shelter or repeater housing as a POP. It is understood by the parties that SI reserves the right to designate any such building, shelter or repeater housing as a POP at any time, at which time such New Building shall cease to be a New Building for all purposes hereunder. Such designation shall be given to APC in writing. After such designation, if SI either fails to utilize or ceases to utilize any designated building, shelter or repeater housing as a POP for a period of 180 consecutive days, such building, shelter or repeater housing shall cease to be a POP and shall become a New Building.

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     1.14  Point of Presence (POP) - A physical location within a LATA at which
SI establishes itself for the purpose of (i) obtaining LATA access and to which the local exchange company provides exchange access services and (ii) interconnecting co-located interexchange carriers.

     1.15 Primary Fibers - The optical fibers installed hereunder on the Route Segment and which are to be (i) part of the APC System (but not part of the SI System) and (ii) dedicated exclusively to APC's use as provided herein. Unless otherwise agreed, the usable Primary Fibers shall be as set forth in Exhibit A attached hereto; provided, however, that the requirement of usability throughout the Term of the Agreement shall not apply to Primary Fibers located on the Route Segment as to which the Term of this Agreement has expired.

     1.16 Route Segment - A portion of the SI System and the APC System between one of the numbered pairs of points set forth in Exhibit A.

     1.17 SCS - Unless the context otherwise requires, the term "SCS" includes Southern Company Services, Inc., its directors, officers, employees, agents, successors and permitted assigns.

     1.18 SES - Unless the context otherwise requires, the term "SES" includes The Southern Company, Alabama Power Company and Southern Company Services, Inc., and their respective directors, officers, employees, agents, successors and permitted assigns.

     1.19 SI - Unless the context otherwise requires, the term "SI" includes Southern Interexchange Facilities, Inc., its directors, officers, employees, agents, parent, subsidiaries, affiliates, successors and permitted assigns.

     1.20 SI Central Office - A SI facility at which functions related to portions of the SI Network in addition to the SI System are performed.

     1.21 SI Network - The digital communications transmission facilities of SI, including without limitation both the Additional Fibers and associated Equipment and other digital communications transmission facilities, whether existing on the date hereof or constructed hereafter.

     1.22 SI Space - Floor space to be provided to SI by APC in then-existing facilities of APC along the route of the SI System.

     1.23 SI System - The fiber optic communications transmission facilities comprised entirely of the Additional Fibers, the New Buildings and the Equipment to be constructed pursuant to this Agreement between, but not including, the SI POPs.

     1.24 Specifications - The performance specifications for the SI System set forth in Exhibit C hereto.

     1.25 Unaffiliated Carriers - Unless the context otherwise requires, the term "Unaffiliated Carriers" includes all carriers that are not Affiliated Carriers.

In addition to the foregoing, certain other terms are defined within the body of the Agreement.

ARTICLE 2. ENGINEERING AND DESIGN

     2.1  Obligations of APC

          (a) APC shall engineer in consultation with SI and provide detailed specifications, construction working prints and other data as necessary to permit construction and installation of the Cable (including without limitation identifying any New Buildings required for the SI System) in accordance with the Specifications. All such detailed specifications (including estimates of Actual

Costs), construction working prints and other data shall be subject to SI Approval, and SI shall be entitled to have representatives present at all regularly scheduled project meetings.

          (b) APC shall design and configure all alternating current power sources and other necessary and related articles of property which (together with the articles of property to be designed and configured by SI pursuant to Subarticle 2.2 (a) hereof) may be necessary for or useful to provide useable fiber optic transmission capacity throughout the SI System.

     2.2  Obligations of SI

          (a) SI shall design and configure all electronic and optronic equipment for the SI System, including without limitation repeaters, terminals, junctions, alarm monitoring equipment and all other necessary and related articles of property which (together with the articles of property to be designed and configured by APC pursuant to Subarticle 2.1 (b) hereof) may be necessary or useful to provide a network of fiber optic transmission capacity throughout the SI System. SI shall have no responsibility for equipment to be used solely in connection with the APC System, including without limitation, any such equipment installed or located in APC Space in any New Building or at any SI facility.

          (b) Except as specifically provided for herein, SI shall have no obligations with respect to engineering and design of the Cable or the installation thereof, but shall have certain rights in connection with consultation about and approvals thereof.

ARTICLE 3.  CONSTRUCTION AND INSTALLATION

     3.1  Obligations of APC

          (a) APC shall make available electric transmission and distribution poles, towers, substations and facilities owned or controlled by APC as required to provide for a continuous location on which the Cable and the Equipment can be placed, and, to the extent APC has lands available therefor, for the construction of New Building. Such transmission and distribution facilities shall be physically capable of supporting the Cable, or APC shall make, or have made, at SI's expense, such improvements necessary to cause the transmission and distribution facilities to support such Cable.

          (b) APC shall supervise and, in consultation with SI, shall be responsible for construction and installation as necessary to install the Cable (including without limitation suspension hardware) required for the SI System and the APC System, in accordance with the engineering and design requirements finalized pursuant to Article 2 hereof and the Specifications; provided, however, that APC shall not commence construction and installation of either Route Segment No. 2 or Route Segment No. 3 without having received notification to proceed with the appropriate Route Segment from SI.

          (c) APC shall, at the expense of SI, acquire any additional land or rights in land that may be necessary for the location and placement of New Buildings; provided, however, that if the use of the power of eminent domain is necessary in order to acquire any such additional land or rights in land, then any required condemnation action shall be brought by SI in its own behalf. Except in the case of condemnation by SI, APC shall exert its best efforts to minimize the cost of such additional land or rights in land.

          (d) APC shall be responsible, upon SI's request and at SI's expense, for the acquisition of any easement or right-of-way rights that may be required in order to permit (1) the installation, operation and maintenance of the Cable or (2) the use of the Additional Fibers by SI; provided, however, that if the use of the power of eminent domain is necessary in order to acquire any such additional rights required for the use of the Additional Fibers by SI, then any required condemnation action shall be brought at the expense of APC in the name and for the use of SI. If

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the cost of right-of-way perfection for any single tract is expected by APC to exceed $500.00, APC shall notify SI. APC and SI shall agree upon proper action. SI will not be responsible to pay in excess of $50,000.00 for all right-of-way perfection without its further consent. However, if this limit is exceeded, SI will, in good faith, negotiate with APC a fair cost allocation for such excess, taking into account, among other things, APC's efforts to minimize such costs. APC shall exert its best efforts to eliminate or minimize any such out-of-pocket costs.

          This Subarticle 3.1(d) is not intended as an acknowledgment by either party that any such acquisition of additional rights is required, but only to allocate the responsibility for such acquisition.

          (e) APC shall provide, or arrange for the provision of, alternating current electric power service to all New Buildings and SI Space.

     3.2  Obligations of SI

          (a) SI shall perform site preparation and shall prepare foundations and fencing for all New Buildings.

          (b) SI shall at its expense install all New Buildings and Equipment used in equipping the Additional Fibers.

          (c) SI shall reimburse APC for APC's Actual Cost incurred in connection with engineering, construction and installation of the Cable (including without limitation the labor cost of removal of existing static wire). SI shall reimburse APC's Actual Cost of any upgrading or replacement of poles or facilities that is necessary in order to make such poles or facilities capable of supporting the Cable. Notwithstanding the foregoing, all equipment utilized solely in connection with the Primary Fibers shall be paid for solely by APC, and SI shall have no obligation to reimburse APC in connection therewith.

          (d) SI shall either pay directly or reimburse APC for any fees payable to the Alabama Department of Transportation for the use of public rights-of-way paralleling public highways as a result of SI's use of or right to use the Additional Fibers.

          (e) SI shall at its own expense obtain all municipal street franchise rights that may be required for the installation of the Additional Fibers in public rights-of-way or the use thereof by SI.

ARTICLE 4. OPERATION, MAINTENANCE AND REPAIR

     4.1  Obligations of APC

          (a) APC shall be solely responsible, at SI's expense, for the operation, maintenance and repair of the Cable so as to assure continuing conformity with the applicable Specifications. In connection therewith, APC shall satisfy the requirements described in Subarticle 4.1(b) hereof.

          (b) APC shall provide, at SI's expense, end-to-end maintenance and restoral services for the Cable. Notwithstanding any other provision of this Agreement, the maintenance and repair standards for the Cable shall be at least as high as those standards utilized by APC for the maintenance and repair of other portions of its internal communications systems.

          (c) APC shall be solely responsible for the operation, maintenance and repair of all aspects of the APC System, in addition to the Cable.

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          (d) APC shall at its expense perform routine inspections of the Cable and routine right-of-way maintenance, including without limitation flights over the Route Segment on which the Cable is located, in accordance with its standard maintenance procedures for its transmission and distribution lines and transmission and distribution rights-of-way.

          (e) In accordance with the operation and maintenance procedures set forth in Exhibit C hereto, APC shall provide telephonic notice to the SI NCC prior to performing any maintenance activity with respect to the Cable or any associated transmission or distribution line, transmission or distribution pole, transmission or distribution tower or other facility. Such notice shall include the Route Segment on which such maintenance is to be performed, the location at which such maintenance is to be performed and the projected commencement and completion times of such maintenance activity.

          (f) APC shall make a reasonable effort to schedule the performance of reimbursable maintenance, repair and restoration activities pursuant to Subarticles 4.1 (a) and (b) so as to avoid the payment of overtime wage rates.

     4.2  Obligations of SI

          (a) SI shall be solely responsible for the operation, maintenance and repair of all aspects of the SI System other than the Cable so as to assure continuing conformity with the Specifications, including without limitation continual monitoring of the SI Network (but not including the Primary Fibers), fault location, procurement of replacement cable used in any restoration, and maintenance and replacement of repeater and terminal equipment as required.

          (b) SI shall reimburse APC for APC's Actual Cost in connection with the performance by APC of its obligations with respect to the Cable pursuant to Subarticles 4.1(a) and (b) hereof. SI shall reimburse APC for all taxes (other than income taxes) attributable to the SI System paid by APC.

          (c) SI shall pay APC's standard tariffed rates for electric power service provided to New Buildings by APC and shall pay or reimburse APC for the payment for electric power service provided to New Buildings by any retail electric supplier or suppliers.

     4.3  APC'S Actual Cost; Billing and Verification

          (a) For purposes of this Agreement, "APC's Actual Cost" of performing any activity shall consist of the sum of (1) all amounts paid by APC to third party contractors or suppliers, including affiliated companies, in connection with such activity (including any financing charges directly associated with or attributable to such amounts) plus APC's then-prevailing reasonable overhead charges for such activities, (2) all hourly wages paid by APC to employees of APC for the performance of such activity or any part thereof, plus APC's then-prevailing reasonable overhead charges for the same, (3) a ratable portion of the salary of each salaried employee of APC who is personally involved in such activity or any part thereof, determined by multiplying the weekly, monthly or annual salary of each such employee by a fraction, the numerator of which is the number of hours devoted to such activity by such employee during any pay period and the denominator of which is the sum of the total number of hours worked and the number of vacation hours and sick leave hours taken by such employee in such pay period, plus APC's then-prevailing reasonable charges for the same, ("overhead charges") and (4) APC's standard charges for the use of vehicles used in the performance of such activity.

          (b) The overhead charges referred to in Subarticle 4.3 (a) above, are APC's standard overhead charges for such activities, and are intended to be exclusive of any profit to APC. The APC overhead charges shall be updated annually by written notice from APC to SI.



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          (c) Notwithstanding any other provision of this Agreement, no cost the incurrence of which requires SI approval shall be included in APC's Actual Cost if such SI approval was not obtained. SI shall have the right, at all reasonable times and at SI's expense, to inspect APC's records and charges of its Actual Costs incurred hereunder and to verify the accuracy of such Actual Costs.

          (d) Notwithstanding any other provision of this Agreement no cost incurred by APC in connection with operating, maintaining or using the Primary
                                   ---------  -----------    --------- =======
Fibers and Equipment shall be included in APC's Actual Cost, unless approved by
====================
SI's Manager in accordance with Subarticle 8.1.

     4.4  Upgrades and Rebuilding

     Notwithstanding any other provision of this Agreement, no substantial expansion or upgrade of the Cable shall be required or undertaken pursuant to this Agreement without the concurrence of APC and SI; provided, however, that the foregoing shall not be construed to preclude either party from rebuilding or upgrading at its own expense its own equipment or facilities without the concurrence of the other party. Without limiting the generality of the foregoing, no provision of this Agreement shall be construed to entitle SI to place or to cause APC to place more than one (1) Cable on any single Route Segment.

ARTICLE 5.  COSTS AND INSTALLMENTS

     5.1 In consideration of APC's willingness to enter into a long term business relationship, its provision of facilities and services hereunder and its grant to SI the use of the Additional Fibers during the Term of this Agreement, SI agrees to reimburse APC its Actual Cost for the construction and installation of each Route Segment (except as set forth below) on a monthly basis (upon receipt of an itemized monthly invoice from APC) as costs are incurred by APC, provided, however, that, with respect to Route Segment Numbers 2 and 3 SI may choose to pay such costs in five (5) installments as set forth
        --------------------------------------------------------
below:

          25% of the total estimated cost of the Route Segment shall be due upon notification by SI to APC to proceed with commencement of work on such Route Segment.

          20% of the Actual Cost of the Route Segment shall be due on each of the first, second and third anniversary dates of such notification and the balance of the Actual Cost shall be due on the fourth anniversary date thereof.

     APC estimates of the Actual Cost of each Route Segment are set forth in Exhibit B hereto, and APC shall use its best efforts, consistent with good construction and operating practices, to construct and install the Cable at a cost in accordance with or below such estimates; provided, however, that nothing contained herein shall relieve SI from its obligation to reimburse APC its total Actual Costs incurred by APC, even if such Actual Costs exceed the estimates set forth in Exhibit B, except that (i) the Actual Costs to be reimbursed by SI shall be reduced by an amount equal to one-half of the amount by which the Actual Cost, excluding the acquisition cost of the cable and the cost of the splices, exceeds an average cost of $15,000 per mile for either Route Segment Number 2 or Route Segment Number 3, provided that such reduction shall in no event exceed an amount equal to $1,500 per mile, and (ii) SI agrees to contribute to the cost of the APC System an amount equal to one-half of the total savings in Actual Cost, excluding the acquisition cost of the cable and the cost of the splices, below an average cost of $15,000 per mile for either Route Segment No. 2 or Route Segment No. 3, up to a maximum contribution from SI of an amount equal to $1,500 per mile.

     The Actual Cost for any Route Segment for which APC is reimbursed monthly will include the items described in Subarticle 4.3 above.

     The Actual Cost for any Route Segment for which payment is made to APC in 5 annual installments will include the items described in Subarticle 4.3 above plus an amount calculated monthly by applying a per annum rate equal to the announced prime rate of AmSouth Bank N.A. plus one percent (1%) to the unpaid balance of total capital expenditures accrued by APC for the Route Segment.

     5.2 In further consideration of APC's performance under this Agreement, SI shall provide to APC the following capacity on its transmission system between agreed upon locations: (i) upon execution of this Agreement and until installation of the second Route Segment to be constructed hereunder, the equivalent of 1,000 T-1 miles per month; (ii) upon installation of the second Route Segment and until the installation of the third Route Segment to be constructed hereunder, the equivalent of 1305 T-1 miles per month; and (iii) after installation of the third Route Segment, the equivalent of 1750 T-1 miles per month. The certain facilities provided by SI shall have communications capability that is equal or superior in quality, speed, reliability and cost to the communications capability then available to APC.

     5.3 In the event SI does not give APC notification to proceed with commencement of work, within one (1) year from the date hereof, on either Route Segment Number 2 or Route Segment Number 3, SI agrees to pay APC, in addition to all other amounts payable under this Agreement, an amount equal to 15% of the gross revenues of SI attributable to the use of the Additional Fibers for any purpose in excess of 7.1 (ii) below.

     5.4 SI shall also permit APC to utilize any SI building or towers, wherever located, for the purpose of installing and operating APC's communications devices and antennae used in connection with the operations of the Southern electric system, provided that such use by APC does not materially interfere with SI's use of such buildings and/or towers. Any costs incurred in connection with the use of SI's buildings or towers by APC, including the costs of any modification to SI's facilities to accommodate APC's use, shall be borne by APC.

ARTICLE 6. SERVICES AND FACILITIES

     6.1  Provided by APC

          (a) APC hereby grants to SI the right to use the fiber optic transmission capacity of the Additional Fibers set forth in Exhibit A, during the Term of this Agreement.

          (b) Where available and requested by SI, APC shall provide (without a separate charge to SI) SI Space adequate to permit SI to install its Equipment in then-existing APC facilities along each Route Segment. APC shall provide space for racks of Equipment as needed. Unless previously specified, SI Space will comply with power, ground, physical and environmental requirements outlined in SI technical publications.

     6.2  Provided by SI

     Where available and requested by APC, SI shall provide or cause to be provided APC Space in the Common Access Areas of SI facilities along the Route Segments in New Buildings, or buildings adjacent thereto, adequate in each case to permit APC to install racks of its optronics, multiplex and associated equipment used to equip the Primary Fibers and to interconnect the APC System to the SI Network. Unless otherwise agreed, APC Space will comply with power, ground, physical and environmental requirements outlined in SI technical publications. Such APC Space shall be used by APC to house APC equipment necessary to permit the use of the Primary Fibers and interconnection with the SI Network. Unless otherwise agreed, APC Space in a SI facility other than a New Building, or buildings adjacent thereto, shall be in the Common Access Area of such facility, and to the extent reasonably practicable, APC Space in a New Building shall be separated by a wall and shall have an entrance separate from any area containing SI's electronic and optronic equipment. SI shall provide APC Space in the Common Access Areas of SI facilities without charge to APC. APC Space will not exceed 120 square feet.

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ARTICLE 7.  USE OF FIBERS

     7.1 During the term of this Agreement, SI may use (or permit the use of) the Additional Fibers and the communications transmission capacity thereof for any lawful purpose; provided however, SI agrees not to use the facilities provided under this Agreement specifically for local exchange services or for intrametropolitan area dedicated facilities (i) to provide connections or complete traffic between customers or between customers and Unaffiliated Carriers and (ii) until notification by SI to APC to proceed with commencement of work on either Route Segment Number 2 or Route Segment Number 3 to provide connections or complete traffic to or between any interexchange carriers or alternate access providers except the following: MCI Telecommunications Corporation, Sprint, Telecom USA and any Affiliated Carrier of SI. SI warrants that such fibers, capacity and the use thereof shall not be provided to others without first obtaining all required regulatory certifications by appropriate regulatory bodies.

     7.2 During the Term of this Agreement, APC may use (or permit use of) the Primary Fibers for any lawful purpose, including without limitation, for (a) its internal telecommunications, (b) communications with its suppliers directly related to its electric utility business, (c) communications with its electricity customers directly related to (i) the providing of electric service by APC to such customers, (ii) the providing of weather radar services by APC to such customers or (iii) the providing of other services by APC to such customers which services are not, at the time of the commencement of the provision of such services by APC, in competition with services then offered by SI or services which SI is then in the process of actively planning or implementing, (d) the provision of telecommunications capacity, telecommunication services, or any combination thereof to any person or entity primarily engaged in the business of generating, transmitting or distributing electric power (or any combination thereof) and their affiliates engaged in such business for their internal use in connection with such business (e) the provision of certain communication services without charge to a limited number of users with highly specialized needs that cannot be met by SI (similar to services provided to similar users without charge by APC prior to the Effective Date of this Agreement) who request such services without solicitation by APC (each of the uses or services set forth in this Subarticle 7.2 being referred to herein as an "Enumerated Use").

     7.3 If during the Term of this Agreement APC intends to use the Primary Fibers for a purpose which it believes to be other than an Enumerated Use as described in Subarticle 7.2 above (any such use not constituting an Enumerated Use being referred to herein as an "Additional Use"), APC shall give notice to SI of such intent prior to the commencement of such Additional Use, and on or before the date of the commencement of such Additional Use APC shall pay to SI an amount equal to its Proportionate Amount (APC twenty-five percent and SI seventy-five percent) of the net book value of the Cable on the affected Route Segment; provided, that if APC has paid such amount with respect to an Additional Use of the Primary Fibers, no additional payment shall be required hereunder with respect to any other Additional Use of the Primary Fibers, and; provided further, that no Additional Use by APC shall be permitted if such Additional Use shall result in APC being deemed to be a telecommunications carrier.

     7.4 If during the Term of this Agreement SI believes that APC is using the Primary Fibers for an Additional Use and APC has not previously paid the amount required by Subarticle 7.3 above, with respect to an intended Additional Use, SI shall notify APC of such Additional Use, and, within thirty (30) days of receipt of such notice from SI, APC shall either (a) acknowledge (in a written notice to
SI) such use to be an Additional Use and within one hundred fifty (150) days of such acknowledgment either (1) discontinue such Additional Use (or cause such Additional Use to be discontinued) or (2) pay to SI an amount equal to the sum of the Proportionate Amounts for the Route Segment plus interest thereon at a rate equal to the interest rate then being charged by Chemical Bank, New York, New York, to its largest and most credit-worthy commercial borrowers on the outstanding amount so overdue, or, if less, the highest rate then permitted by applicable law, from the date on which APC commenced such Additional Use until the date upon which payment is made pursuant to this Subarticle 7.4; provided, that if APC has paid such
                                         --------
amount with respect to an Additional Use of the Primary Fibers, no additional payment shall be required hereunder with respect to any other Additional Use of the Primary Fibers; or (b) refer the determination of whether such use constitutes an Additional Use to the dispute resolution procedure set forth in
Article 20 hereof. If the final determination of such dispute resolution procedure is that such use is an Enumerated Use, no payment to SI shall be required hereunder with respect to such use. If such final determination is that such use is an Additional Use, then APC shall, within one hundred eighty (180) days of such determination, either discontinue such Additional Use (or cause such Additional Use to be discontinued) or pay to SI an amount equal to the sum of the Proportionate Amounts for the Route Segment plus interest thereon at a rate equal to the interest rate then being charged by Chemical Bank, New York, New York, to its largest and most credit-worthy commercial borrowers on the outstanding amount so overdue, or, if less, the highest rate then permitted by applicable law, from the date on which APC commenced such Additional Use until the date upon which payment is made pursuant to this Subarticle 7.4; provided, that if APC has previously paid such amount with respect to an Additional Use of the Primary Fibers, no additional payment shall be required hereunder with respect to any other Additional Use of the Primary Fibers.

     7.5 Notwithstanding any other provision of this Agreement, in the event APC becomes obligated pursuant to either Subarticle 7.3 or Subarticle 7.4 above, to pay to SI an amount equal to the sum of the Proportionate Amounts for the Route Segment, then from and after the date on which such obligation accrues:

     (a) APC will be obligated to reimburse SI for its Proportionate Amount of the net book value of the Cable on the affected Route Segment; and

     (b) APC shall reimburse SI for that proportion of any amounts paid by SI pursuant to the first sentence of Subarticle 7.3 above in connection with the repair, restoration or replacement of any portion of the Cable that bears the same ratio to the total amount so paid by SI as the number of Primary Fibers bears to the total number of Primary and Additional Fibers included in the Cable installed on the Route Segment with respect to which such payment relates.

     At its option, SI may apply all or any portion of any amount due from APC under this Subarticle 7.5 with respect to the cost of acquiring Cable or of repairing, restoring or replacing the Cable as an offset against any amounts due to APC under any other provision of this Agreement or may invoice APC for all or any portion of such amounts not theretofore applied as such an offset. APC shall pay any such amount within thirty (30) days after the receipt of such statement. In addition to any other right or remedy available to SI, if APC fails to make any required payment pursuant to this Subarticle 7.5 within thirty (30) days after receipt of such statement, then such overdue payment shall be subject to a late payment charge equal to the interest rate then being charged by Chemical Bank, New York, New York, to its largest and most credit-worthy commercial borrowers on the outstanding amount so overdue, or, if less, the highest rate then permitted by applicable law.

ARTICLE 8. APPROVALS AND CONSULTATION

     8.1 SI's Vice President is hereby designated as the "SI Project Manager," and APC's Manager, Information Network is hereby designated as the "APC Project Manager" for purposes of this Agreement. Whenever pursuant to this Agreement either party is entitled to approve a matter, the Project Manager for the party responsible for the matter shall notify the Project Manager of the other party of the nature of such matter. The Project Managers shall discuss such matter, and each Project Manager is hereby authorized to approve such matter on behalf of his company if such Project Manager believes such matter to be in the best interests of his company. In no event shall any such approval be unreasonably withheld or delayed.

     8.2 Whenever in this Agreement it is provided that APC will take action "in consultation with SI," it is intended that such consultation shall be thorough and meaningful, and that the views of SI with regard to the matter under consultation shall be given the weight appropriate to the experience and expertise of SI in telecommunications.

     8.3 Whenever in this Agreement it is provided that SI will take action "in consultation with APC," it is intended that such consultation shall be thorough and meaningful, and that the views of APC with regard to the matter under consultation shall be given the weight appropriate to the experience and expertise of APC in telecommunications and in the transmission and use of electric power.

ARTICLE 9.  TERM

     9.1 The original term of this Agreement (hereinafter referred to as the "Original Term") shall commence on the Effective Date first above written and, with respect to any Route Segment, end on the twentieth (20th) anniversary of the Circuit Service Date for such Route Segment (hereinafter referred to as the "Original Termination Date"). Unless SI elects not to extend and renew the term of this Agreement with respect to a Route Segment in the SI System by giving written notice as described below, the Term of this Agreement with respect to such Route Segment shall be automatically extended and renewed for two (2) additional periods of ten (10) years each (each such additional Term hereinafter referred to as a "Renewal Term"), such Renewal Terms to begin immediately following expiration of the Original Term, or the immediately preceding Renewal Term, as the case may be, for such Route Segment and to end respectively on the tenth (10th) and twentieth (20th) anniversaries of the Original Termination Date for any such Route Segment. If SI desires not to renew the Term of this Agreement for a Route Segment, SI shall give APC written notice thereof at least two (2) years prior to the commencement of the applicable Renewal Term for such Route Segment. The Original Term and any Renewal Terms are collectively referred to herein as the "Term."

ARTICLE 10. OWNERSHIP OF THE CABLE AND EQUIPMENT

     10.1 Legal Title. Legal title to the Cable, and to any item of Equipment installed upon electric transmission or distribution poles of APC, shall be held by APC. Legal Title to any item of Cable or Equipment which is purchased or obtained initially by SI shall vest in APC upon delivery of such item to APC. With respect to the Cable and those fibers not dedicated to SI's use hereunder, APC shall have absolute legal and beneficial ownership. With respect to the Additional Fibers, APC shall hold legal title to the same as SI's nominee and, with respect to such property, SI, having paid the amount stated above, will be the beneficial owner. Accordingly, SI shall, for tax purposes, account for such property as the owner thereof, and as between the parties, shall be entitled to any investment tax credit, depreciation and any other tax attributes with respect to the Additional Fibers. APC agrees that it will not, for tax purposes, account for the property associated with the Additional Fibers as though it were the tax owner thereof and shall not attempt to claim any of the tax attributes with respect thereto. The parties agree they shall file all tax returns and otherwise take all actions with respect to taxes in a manner which is consistent with the foregoing. Beneficial ownership of the Additional Fibers shall revert to APC upon termination of this Agreement.

     10.2 Purchase Option. Not earlier than (a) its receipt of notice from SI electing not to renew the Term for the Route Segment or (b) the beginning of the thirty-eighth (38th) year of the Term for a Route Segment, APC may give written notice to SI tentatively electing to purchase the New Buildings, Equipment or both located or installed on such Route Segment as of the date of APC's written notice as provided in this Subarticle 10.2. Notwithstanding the foregoing, APC's right to purchase the New Buildings and Equipment pursuant to this Subarticle
10.2 shall not apply to any former New Building which has been designated by SI as a POP or to any equipment installed in or located at such POP, other than repeater equipment used to equip the Additional Fibers (hereinafter referred to as the "Optional Repeater Equipment"). The purchase price for any such purchase shall be equal to the aggregate Fair Market Value (as hereinafter determined) of the applicable New Buildings, Equipment and Optional Repeater Equipment to be purchased. The Fair Market Value of the applicable New Buildings, Equipment and Optional Repeater Equipment shall be determined in accordance with the procedures set forth in the third paragraph of this Subarticle 10.2. At the close of such procedures, APC shall notify SI in writing of its final determination, which shall be irrevocable, of the applicable New Buildings, Equipment and Optional Repeater Equipment, if any, which APC elects to purchase, which notice shall be furnished not less than two (2) years prior to the end of the Term for such Route Segment. The provisions of this Subarticle 10.2 also permit and apply equally to an election by APC to retain title, and to obtain all beneficial rights of use, to any Equipment the title to which was held by APC during the Term of this Agreement pursuant to Subarticle 10.1 above, solely because it was installed upon a transmission or distribution tower or pole of APC.

     If APC elects to purchase any of the applicable New Buildings, Equipment or Optional Repeater Equipment as above provided, then at the end of the Term with respect to the Route Segment and upon payment to SI of the Fair Market Value of the applicable New Buildings, Equipment and Optional Repeater Equipment, SI shall transfer to APC all right, title and interest of SI in and to the applicable New Buildings, Equipment or Optional Repeater equipment purchased by APC.

     "Fair Market Value" shall mean the fair market sales value (without regard to any of the terms and conditions herein provided) which would be obtained in an arm's length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell. Whenever "Fair Market Value" is required to be determined under this Agreement, it shall be determined by the mutual agreement of APC and SI in accordance with the preceding sentence. If APC and SI do not agree within ninety
(90) days after APC's notice of tentative election, such amounts shall be determined by a qualified independent appraiser mutually satisfactory to APC and SI. If APC and SI fail to agree upon a satisfactory independent appraiser within ten (10) working days following the end of the ninety (90) day period referred to above, APC and SI shall each within ten (10) business days appoint a qualified independent appraiser, and such appraisers shall jointly determine such amounts. If, within thirty (30) days after the appointment of the latter of such two (2) appraisers, such two (2) appraisers cannot agree upon such amounts, such two (2) appraisers shall, within ten (10) days, appoint a third appraiser and such amounts shall be determined by such three (3) appraisers, who shall make their appraisals within fifteen (15) days following the appointment of the third appraiser, and any determination so made shall be conclusive and binding upon APC and SI. If no such third appraiser is appointed within the ten (10) days specified therefor, either party may apply to the American Arbitration Association to make such appointment, and both parties shall be bound by any appointment so made. If either party shall have failed to appoint an appraiser, the determination of Fair Market Value of the single appraiser appointed shall be final. If three (3) appraisers shall be appointed and the determination of one (1) appraiser is more disparate from the average of all three (3) determinations than each of the other two (2) determinations, then the determination of such appraiser shall be excluded, the remaining two (2) determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three (3) determinations than all the other determinations then such average shall be final and binding upon the parties hereto. The appraisal procedure shall be conducted in accordance with the American Arbitration Association rules as in effect on the date hereof, except as modified hereby. The expenses of the foregoing appraisal procedure with respect to the applicable New Buildings and Equipment, whenever undertaken pursuant to this Agreement, shall be borne equally by APC and SI, provided, that such expenses of the appraisal procedure shall be borne by APC with respect to each tentative election of its purchase option rights which does not result in the purchase of the applicable New Buildings, Equipment and Optional Repeater Equipment; provided further, that APC may at any time notify SI and the appraisers that it has determined not to purchase the applicable New Buildings, Equipment and Optional Repeater Equipment, whereupon SI shall bear any expenses of the appraisal procedure incurred after such notice.

     In the event that a casualty occurs with respect to any New Building, Equipment or Optional Repeater Equipment after a determination of the Fair Market Value for such New Building, Equipment or Optional Repeater Equipment, a new determination of the Fair Market Value shall be made for the New Building or Optional Repeater Equipment replacing the property which was the subject of such casualty, and such predetermined Fair Market Value shall be the purchase price for such replacement New Building, Equipment or Optional Repeater Equipment; provided, that no such new Fair Market Value determination shall be required hereunder if, prior to such casualty, APC had failed to furnish to SI not less than two (2) years prior to the Term for the applicable Route Segment, its final determination of the New Buildings, Equipment or Optional Repeater Equipment it elected to purchase; and provided further, that in the event of such a new Fair Market Value determination prior to the date for APC's irrevocable notice of the property which it elects to purchase hereunder, such date shall be extended as required so that APC shall have not less than three (3) months from its receipt of such Fair Market Value determination to the date by which it must provide such irrevocable notice to SI.

ARTICLE 11. CASUALTY

     11.1  Unless otherwise agreed, if the whole or any part of (a) the Cable,
(b) the Equipment, (c) any New Building, (d) any APC Space in the Common Access Area of a SI POP or (e) any SI Space in a APC facility is damaged or destroyed by casualty, APC shall promptly repair, restore or replace (i) the Cable or (ii) the SI Space (or both) and SI shall promptly repair, restore or replace (x) the Equipment, (y) the New Building or (z) the APC Space (or any of them), in each case as necessary to restore the SI System (including without limitation, if applicable, the APC Space or the SI Space) to full compliance with the provisions of this Agreement.

     11.2 Except as hereinafter provided, the repair, restoration and replacement of Equipment, New Buildings and APC Space in Common Access Area of a SI POP as provided in this Article 11 shall be at the sole expense of SI. Notwithstanding the foregoing, if any Equipment, New Building or APC Space in the Common Access Area of a SI POP is damaged or destroyed due to in whole or in part to the negligence or willful misconduct of APC, then APC shall bear the proportion of the cost of repairing, restoring or replacing such Equipment, New Building or APC Space, as applicable, for the damage to or destruction of which it is causally responsible.

     11.3 Except as hereinafter provided, the repair, restoration and replacement of any SI Space in an APC facility shall be at the sole expense of APC. Notwithstanding the foregoing, if any SI Space located in an APC facility is damaged or destroyed due in whole or in part to the negligence or willful misconduct of SI, then SI shall bear the proportion of the cost of APC repairing, restoring or replacing such SI Space, as applicable, for the damage to or destruction of which it is causally responsible.

     11.4 Except as hereinafter provided, if any portion of the Cable is damaged or destroyed by casualty at any time prior to the commencement of the sixteenth (16th) year of the Original Term with respect to the Route Segment on which such portion of the Cable is installed, then APC's repair, restoration and replacement of such portion of the Cable shall be at the sole expense of SI; and if any portion of the Cable is damaged or destroyed by casualty at any time following the commencement of the sixteenth (16th) year of the Original Term but prior to the Original Termination Date with respect to the Route Segment on which such portion of the Cable is installed, then SI shall have the option of APC repairing, restoring and replacing such portion of the Cable at SI's expense or terminating this Agreement for its convenience. Unless SI notifies APC in writing of its election to terminate the Agreement within five (5) business days of notification to SI of a casualty, SI shall be deemed to have elected repair, restoration and replacement of the Cable. If SI elects to terminate this Agreement as set forth in the preceding sentence, the Additional Fibers shall be dedicated for use by APC in any manner whatsoever and SI shall assign, at no cost to APC, all its rights and title to all New Buildings and Equipment to APC immediately thereafter.

ARTICLE 12. RESTORATION IN THE EVENT OF OUTAGES

     12.1 Upon any interruption of the transmission capacity of the SI System or any of the Primary Fibers, including without limitation any failure of such transmission capacity to satisfy the applicable Specifications, APC and SI agree to take steps promptly to provide restoration of such transmission capacity in accordance with the procedures and priorities set forth in Exhibit C hereto; provided, however, that nothing herein or in Exhibit C shall be construed to preclude APC from giving higher priority to the restoration or preservation of electric power service (including without limitation the restoration or preservation of communications capability that in APC's judgment is immediately necessary to the provision of electric power service) than to the restoration of service hereunder.

ARTICLE 13. ALTERATION OF ROUTE

     13.1 Whenever during the Term of this Agreement it may be necessary or desirable from the standpoint of APC's electric utility operations to do so, APC may upon reasonable notice to SI relocate all or any part of the SI System to one or more alternate routes or rights-of-way. In such event, APC shall give SI as much notice as reasonably practicable and, except in case of emergency, at least forty-five (45) days' written notice of the proposed relocation of the SI System, specifying a seven (7) day period during which APC is prepared to transfer the service over the SI System to the new right-of-way. Within ten (10) days of such notice, SI shall advise APC of the time or times within such seven
(7) day period when SI desires to accomplish such transfer of service, or, if it fails to do so, within ten (10) days following the expiration of such ten (10) day period, APC shall advise SI of the time or times within such seven (7) day period when such transfer of service shall be accomplished. At the time or times so designated, the parties shall cooperate to accomplish such transfer of service in accordance with the provisions of Exhibit C. Any such relocation shall be at the sole expense of APC, including without limitation, the cost of any land, interests in land, facilities and equipment necessary to accomplish such relocation.

     13.2 In the event that during the Term of this Agreement APC is required by public authorities or by lawful order or decree of a regulatory agency or court to relocate all or any part of the electric transmission or distribution facilities upon which the SI System or any part thereof is located, APC and SI shall cooperate in performing such relocation so as to minimize any interference with the use of the SI System or the APC System by either party and to avoid unreasonably impairing the ability of each to provide communications services of the type, quality and reliability contemplated by this Agreement. Any such relocation shall be accomplished in accordance with the provisions of Exhibit C. Unless otherwise agreed by the parties, SI shall bear seventy-five percent (75%) and APC shall bear twenty-five percent (25%) of the cost directly associated with the relocation of the Cable, and SI shall bear all costs directly associated with the relocation of Equipment and New Buildings; provided, however, that APC shall bear all costs directly associated with the relocation of the Cable, the Equipment and New Buildings to the extent that any such relocation results from the failure or inability of APC to obtain (including without limitation, through the exercise of the power of eminent domain either in its own name or in the name and for the use of SI, or both) any easements, right-of-way rights or other rights in land necessary to permit the installation, operation and maintenance of APC's electric transmission towers, poles or other facilities or the Cable (including without limitation, the use of the Additional Fibers by SI) upon the land from which the Cable, Equipment or New Buildings must be relocated; provided further, that the immediately preceding proviso of this sentence shall not apply in the event of a relocation resulting from the inability of APC to obtain necessary easements, right-of-way rights or other rights in land through the exercise of the power of eminent domain in a proceeding that is timely instituted and diligently prosecuted unless APC certified to SI prior to the installation of the Cable that APC had obtained all necessary easements, rights-of-way or other rights in land.

     Notwithstanding the provisions of the foregoing paragraph, if any such relocation is required after the sixteenth (16th) year of the Original Term with respect to the Route Segment affected by such relocation, then SI shall have the option of bearing the cost of such relocation in accordance with the provisions of the foregoing paragraph or terminating this Agreement for its convenience. Unless SI notifies APC in writing of its election to terminate the Agreement within thirty (30) days of notice to SI of a required relocation, SI shall be deemed to have elected to bear its proportionate share of the cost of such relocation as provided in the foregoing paragraph. If SI elects to terminate this Agreement as set forth above, the Additional Fibers shall be dedicated for use by APC in any manner whatsoever and SI shall assign, at no cost to APC, all its rights and title to all New Buildings and Equipment on such Route Segment to APC immediately thereafter.

ARTICLE 14. ACCESS AND SECURITY

     14.1 SI agrees, upon reasonable request, to allow APC direct ingress and egress to all APC Space to be provided to APC as described above, and to permit APC to be on SI's premises at such times as may be required for APC to perform any appropriate maintenance and repair of equipment at such APC Space. SI may require that a representative of SI accompany any representatives of APC having access to the APC Space except in New Buildings having separate entrances providing access only to the APC Space therein. Employees and agents of APC shall, while on the premises of SI, comply with all rules and regulations, including without limitation security requirements and, where required by government regulations, receipt of satisfactory governmental clearances. APC shall provide to SI a list of APC's employees or authorized APC designee's employees who are performing work on, or who have access to, the APC Space. SI shall have the right to notify APC that certain APC or authorized APC designee employees are excluded if, in the reasonable judgment of SI, the exclusion of such employees is necessary for the proper security and maintenance of SI's facilities.

     14.2 APC agrees, upon reasonable request, to allow SI direct ingress and egress to all SI Space to be provided to SI as described above, and to permit SI to be on APC's premises at such times as may be required for SI to perform any appropriate maintenance and repair of Equipment located at such SI Space. APC may require that a representative of APC accompany any representatives of SI having access to the SI Space. Employees and agents of SI shall, while on the premises of APC, comply with all rules and regulations, including without limitation security requirements and, where required by government regulations, receipt of satisfactory governmental clearances. SI shall provide to APC a list of SI's employees or authorized SI designee's employees who are performing work on, or who have access to, the SI Space. APC shall have the right to notify SI that certain SI or authorized SI designee employees are excluded if, in the reasonable judgment of APC, the exclusion of such employees is necessary for the proper security and maintenance of APC's facilities.

     14.3 Except as provided in Subarticle 14.2 above, with respect to the SI Space, SI and authorized SI designees shall have the right to visit any facilities of APC utilized in providing the SI System upon reasonable prior written notice to APC; provided, that APC may require that a representative of APC accompany any representatives of SI or of an authorized SI designee making such visit. Such visitation right shall include the right to inspect the SI System and to review worksheets, to review performance or service data, and to review other documents used in conjunction with this Agreement. Employees and agents of SI or of an authorized SI designee shall, while on the premises of APC, comply with all rules and regulations, including without limitation security requirements and, where required by government regulations, receipt of satisfactory governmental clearances. APC shall have the right to notify SI that certain SI or authorized SI designee employees are excluded if, in the reasonable judgment of APC, the exclusion of such employees is necessary for the proper security and maintenance of APC's facilities.

ARTICLE 15. EXPENSES

     15.1 Except for costs and expenses specifically assumed by a party under this Agreement, each party hereto shall pay its own expenses incident to this Agreement (including without limitation amendments hereto) and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

ARTICLE 16. CONFIDENTIALITY

     16.1 Each party agrees to provide to the other party such information as shall be necessary to permit the performance of their respective obligations hereunder. Each party hereto shall, in accordance with Subarticle 1.9 hereof, at or prior to the time of providing information, identify in writing as confidential all information provided by such party to the other party to this Agreement which is considered by such providing party to be confidential or proprietary information. No information which is provided by either party to the other shall be considered Confidential Information unless it is specifically so identified in writing at or before the time it is provided to such other party. Neither party hereto will, without the prior written consent of the party providing such Confidential Information, (i) use any portion of such Confidential Information for any purpose other than performance pursuant to this Agreement, or (ii) disclose any portion of such Confidential Information to any persons or entities other than the officers and employees of such party who reasonably need to have access to the Confidential Information for purposes of performance under this Agreement and who are bound by appropriate confidentiality agreements and commitments consistent with those utilized by such party in protecting its own confidential information.

     Nothing herein shall be construed to prohibit APC from utilizing Confidential Information provided by SI in connection with APC's or APC's operation, maintenance and use of the APC System or to prohibit SI from utilizing Confidential Information provided by APC in connection with SI's use of the Additional Fibers, notwithstanding the fact that such operation, maintenance or use of the APC System by APC or such use of the Additional Fibers by SI might not, for some purposes, be deemed to be performance pursuant to this Agreement. The obligations of a recipient party with respect to Confidential Information shall remain in effect during and after the Term of this Agreement except to the extent that (a) such Confidential Information becomes generally available to the public other than as a result of unauthorized disclosure by the recipient or persons to whom the recipient has made the information available,
(b) such Confidential Information has been released without restriction by the party providing the Confidential Information to another person or entity, (c) such Confidential Information was received by the recipient on a non-confidential basis from a third party lawfully possessing and lawfully entitled to disclose such information, or (d) the recipient party is able to establish that the Confidential Information was independently developed or discovered by employees or agents of such party who had no knowledge of the Confidential Information by reason of the disclosure hereunder.

     Confidential Information shall remain the property of the disclosing party and shall be returned to the disclosing party or shall be destroyed upon termination of the performance pursuant to this Agreement on the basis of which such Confidential Information was provided. Each recipient party agrees to safeguard Confidential Information utilizing the same degree of care utilized by such recipient party in protecting its own Confidential Information. If the receiving party is compelled to disclose Confidential Information through lawful process in judicial or administrative proceedings, the receiving party shall give notice within a reasonable time to permit the disclosing party the opportunity to seek suitable protective arrangements before the Confidential Information is disclosed, and the receiving party shall cooperate fully with the disclosing party's efforts to obtain such protective arrangements.

ARTICLE 17. OTHER ACTIVITIES OF THE PARTIES

     17.1 Either party may engage in and possess interests in other business ventures of any nature whatsoever, and may conduct all activities, including activities in connection with fiber optic and other communications facilities, except as specifically and explicitly limited pursuant to this Agreement. Nothing in this Agreement is intended, or shall be interpreted, to restrict either party in connection with any such activity contemplated pursuant to this Agreement, so long as a party does not violate any specific, explicit restriction or obligation set forth in this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement shall be construed or interpreted to prohibit APC from installing or permitting others to install additional communications capacity, including without limitation fiber optic transmission capacity, within the rights-of-way constituting any Route Segment, but only where the use of such telecommunications capacity by others is to connect areas other than the termination points of each Route Segment.

ARTICLE 18. COMPLIANCE WITH LAWS

     18.1 Each party to this Agreement shall comply, at its own expense, with all applicable laws, statutes, regulations, rules, ordinances, orders, injunctions, writs, decrees or awards of any government or political subdivision thereof, or any agency, authority, bureau, commission, department or instrumentality thereof, or any agency, authority, bureau, commission, department or instrumentality thereof, or any court, tribunal, or arbitrator, in all applicable, material respects in connection with this Agreement.

     18.2 Each party hereto agrees to comply, and to cause its employees to comply, with all applicable requirements of law pertaining to its activities in connection with this Agreement, including without limitation:

     (a) all requirements of law affecting safety and health, including without limitation the Occupational Safety and Health Act of 1970, as amended, and any applicable Right to Know statutes;

     (b) all requirements of law prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, national origin, age or handicap;

     (c) workers' compensation laws, unemployment compensation laws, sickness and disability laws, social security laws, the Fair Labor Standards Act of 1938, as amended, and all other requirements of law relating to employment and to the licensing and operations of its employees; and

     (d) requirements imposed by any other federal, state or local regulatory bodies having jurisdiction over its activities in connection with this Agreement.

ARTICLE 19. FORCE MAJEURE

     19.1 Notwithstanding any provision of this Agreement, the performance of the obligations set forth in this Agreement, other than obligations to pay money, shall be suspended or excused in the event that such performance is adversely affected by an event of Force Majeure or its adverse effects. "Force Majeure" shall mean the occurrence or nonoccurrence of any act or event that has, had or reasonably may be expected to have an adverse effect on the rights or the obligations arising pursuant to this Agreement or an adverse effect on the engineering, construction, installation, operation, maintenance or management of all or any portion of the SI System, if such act or event is beyond the reasonable control of the party relying thereon as justification for not performing an obligation or complying with any condition required of such party pursuant to this Agreement. Such acts or events include, but are not limited to, the following:

     (a) acts of God, landslides, sink holes, lightning, hurricanes, earthquakes, fires, explosions, floods, acts of a public enemy, wars, blockades, insurrections, riots, or civil disturbances;

     (b)    labor disputes, strikes, work slowdowns, or work stoppages;

     (c) orders, writs, decrees or judgments of any federal, state, or local court, administrative agency, or governmental body, so long as not the result of wanton or willful action or inaction of the party relying thereon; provided, however, the contesting in good faith by such party of any such order or judgment, or the good faith failure by such party to contest any such order or judgment, shall not constitute or be construed to constitute a wanton or willful action or inaction of such party;

     (d) suspension, termination, interruption, denial, or failure of renewal of any permit, license, consent, authorization, or approval necessary to the operation, maintenance or management of the SI System if such act or event is not the result of wanton or willful action of the party relying thereon;

     (e) adoption of or change after the date of the execution of this Agreement in any federal, state, or local laws, rules, regulations, ordinances, permits, or licenses, or changes in the interpretation of such laws, rules, regulations, ordinances, permits, or licenses by a court or public agency having jurisdiction;

     (f) failure of any subcontractor or any supplier to furnish labor, services, materials, or equipment in accordance with its contractual obligations, provided such failure is itself due to an event of Force Majeure or its adverse effect and the party relying thereon cannot obtain substitute performance within a reasonable time; or

     (g) a defect in manufactured equipment or manufactured components, provided, that in any case where such equipment or component was manufactured by the party (or an affiliate of such party) seeking to rely upon such defect as an event of Force Majeure, such defect shall be deemed an event of Force Majeure only to the extent that the defect was caused by an independent event of Force Majeure.

ARTICLE 20. DISPUTE RESOLUTION

     20.1 Each party to this Agreement agrees to use good faith efforts to negotiate and resolve any controversy or claim between the parties hereto arising out of or relating to this Agreement or any breach thereof (hereinafter referred to as a "Dispute"). If a Dispute cannot be resolved through such efforts, then either party may seek resolution of a Dispute by submitting such Dispute to a "Dispute Committee," consisting of one designee of each party, by a written submission delivered to the other party. The Dispute Committee shall consider the Dispute within the thirty (30) day period following the date of such submission.

     If any Dispute cannot be resolved by the Dispute Committee within said period in accordance with the procedures set forth in the preceding paragraph, then both parties shall be entitled to pursue their remedies at law and in equity with respect to the dispute. The parties hereby agree and confirm that the Cable to be constructed, operated and maintained pursuant to this Agreement is unique. Accordingly, in addition to any other remedies which either party may have at law or in equity, the parties hereby agree that each party shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by the other, and that either party shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof. During the pendency of a Dispute, the parties shall continue to satisfy all of their obligations pursuant to this Agreement.

ARTICLE 21. CONDITIONS PRECEDENT

     21.1 All obligations of the parties hereto are subject to the condition that all requisite governmental and regulatory approvals of the execution, delivery and performance of this Agreement have been, or will be, obtained. Each party agrees to exert its best efforts to obtain all such approvals applicable to its execution, delivery and performance of this Agreement as promptly as reasonably practicable and, in furtherance thereof, to modify or amend this Agreement in such particulars as may be required to obtain such approval; provided, that if any such required modification or amendment to this Agreement would, in the good faith judgment of either party, render the benefits to such party of this Agreement as a whole uneconomical in light of the obligations of such party under this Agreement as a whole, then APC and SI shall negotiate in good faith in an effort to restore insofar as possible the economic benefits of the SI System to SI and the economic benefits of the APC System to APC.

ARTICLE 22. ASSIGNMENT

     22.1 Neither party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any entity which controls, is controlled by or is under common control with such party and to any entity which acquires all or substantially all of such party's assets. It shall be a condition precedent to any such permitted assignment that the assignee shall execute a counterpart of this Agreement, thereby becoming a party to this Agreement and agreeing to be bound by all of the terms and provisions hereof.

     22.2 Notwithstanding the foregoing, with respect to any Route Segment for which APC is reimbursed its Actual Cost of construction and installation on a monthly basis as such costs are incurred, SI shall have the right to assign this Agreement to a lending institution where such is required of said lending institution as part of its financing agreement with SI for such Route Segment.

ARTICLE 23. AMENDMENT

     23.1 This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by all parties.

ARTICLE 24. BINDING EFFECT; LIMITATION OF BENEFITS

     24.1 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors or permitted assigns.

ARTICLE 25. NOTICES

     25.1 Unless otherwise provided in this Agreement, all notices, demands, requests, reports, approvals or other communications which may be or are required to be given, served or sent pursuant to this Agreement shall be in writing and shall be hand-delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, delivered by overnight courier or transmitted by telecopy or telegraph, addressed as follows:

     If to APC:

     Alabama Power Company
     600 North 18th Street
     Birmingham, Alabama 35291
     Attention:  Manager, Information Resources

     with copies to:

Alabama Power Company
600 North 18th Street
Birmingham, Alabama 35291
Attention:  Manager Information Network

and

Southern Company Services, Inc.
64 Perimeter Center East
Atlanta, Georgia 30346
Attention:  Sr. Vice President
            Information Resources

and

Southern Company Services, Inc.
Post Office Box 2625
Birmingham, Alabama 35202
Attention:  Timothy D. Ford

and


W. M. Beale, Jr., Esq.
Balch & Bingham
Post Office Box 306
Birmingham, Alabama 35201

If to SI:

Southern Interexchange Facilities, Inc.
Post Office Drawer E
113 South Main Street
Arab, Alabama 35016
Attention:  President

with copies to:

Southern Interexchange Facilities, Inc.
Post Office Drawer E
113 South Main Street
Arab, Alabama 35016
Attention:  Vice President

and

Southern Interexchange Facilities, Inc.
Post Office Drawer E
113 South Main Street
Arab, Alabama 35016
Attention:  Counsel

      Each party may designate by notice in writing a new address to which any notice, demand, request, report, approval or communication may thereafter be so given, served or sent. Each notice, demand, request, report, approval or communication which shall be mailed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

ARTICLE 26. PUBLICITY AND ADVERTISING

     26.1 Neither party hereto shall publish or use any advertising, sales promotions, or other publicity materials that use the other party's logo, trademarks, or service marks without the prior written approval of the other party. Except as provided in Subarticle 26.2 below, each party shall have the right to review and approve any publicity materials, press releases or other public statements by the other party that refer to or describe any aspect of this Agreement. Each party agrees not to issue any such publicity materials, press releases or public statement without the prior written approval of the Public Relations Department for the other party. Unless otherwise agreed, neither party shall release the text of this Agreement or any material portion thereof (other than in a form modified to remove all references to the identity of the other party) to any person or entity other than the parties hereto for any purpose other than those specified in Subarticle 26.2 below.

     26.2 The provisions of Subarticle 26.1 above, shall not apply to reasonably necessary disclosures in or in connection with regulatory filings or proceedings, financial disclosures which in the good faith judgment of the disclosing party are required by law, or disclosures that may be reasonably necessary in connection with the performance of this Agreement or any of the obligations hereof.

ARTICLE 27. SEVERABILITY

     27.1 If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of said agreement; provided, however, that if any such ineffectiveness or unenforceability of any provision of this Agreement, in the good faith judgment of either party, renders the benefits to such party of this Agreement as a whole uneconomical in light of the obligations of such party under this Agreement as a whole, then APC and SI shall negotiate in good faith in an effort to restore insofar as possible the economic benefits of the SI System to SI and the economic benefits of the APC System to APC.

ARTICLE 28. INDEPENDENT CONTRACTORS

     28.1 In all matters pertaining to this Agreement, the relationship of APC and SI shall be that of independent contractors, and neither APC nor SI shall make any representations or warranties that their relationship is other than that of independent contractors. This Agreement is not intended to create nor shall it be construed to create any partnership, joint venture, employment or agency relationship between SI and APC; and no party hereto shall be liable for the payment or performance of any debts, obligations, or liabilities of the other party, unless expressly assumed in writing herein or otherwise. Each party retains full control over the employment, direction, compensation and discharge of its employees, and will be solely responsible for all compensation of such employees, including social security, withholding and worker's compensation responsibilities.

ARTICLE 29. LABOR RELATIONS

     29.1 Each party hereto shall be responsible for labor relations with its own employees.

     29.2 APC agrees to notify SI immediately whenever APC has knowledge that a labor dispute concerning its employees is delaying or threatens to delay APC's timely performance of its obligations under this Agreement. APC shall endeavor to minimize impairment of its obligations to SI (by using APC's management personnel to perform work, or by other means) in event of a labor dispute.

     29.3 SI agrees to notify APC immediately whenever SI has knowledge that a labor dispute concerning its employees is delaying or threatens to delay SI's timely performance of its obligations under this Agreement. SI shall endeavor to minimize impairment of its obligations to APC (by using SI's management personnel to perform work, or by other means) in event of a labor dispute.

     29.4 If SI determines that APC's activities pursuant to this Agreement in any SI facility are causing or will cause labor difficulties for SI, APC agrees to discontinue those activities until the labor difficulties have been resolved; provided, that in any such event and notwithstanding any other provision of this Agreement, SI shall during the pendency of such labor difficulties perform at its own expense any such activities that may be reasonably necessary to the operation and maintenance of the APC System or any portion thereof.

     29.5 If APC determines that SI's activities pursuant to this Agreement in any APC facility are causing or will cause labor difficulties for APC, SI agrees to discontinue those activities until the labor difficulties have been resolved; provided, that in any such event and notwithstanding any other provision of this Agreement, APC shall during the pendency of such labor difficulties perform at its own expense any such activities that may be reasonably necessary to the operation and maintenance of the SI System or any portion thereof.

ARTICLE 30. BENEFITED PARTIES

     30.1 Each of the Parties hereto understands and agrees that the other Party is entering into this Agreement not only for its own benefit but also and equally for the benefit of its parent company and affiliated companies, present and future, and that each and every right, benefit, remedy, license and warranty accruing to such Party hereunder likewise accrue to its parent company and affiliates, including but not limited to the right to enforce this Agreement in their respective names; provided, however that in no event shall any provision of this Agreement be construed as making the parent company or any affiliate of either Party liable for any charges or other amounts due hereunder, except to the extent that the parent company or any affiliate shall have separately obligated itself as a guarantor.

ARTICLE 31. EXERCISE OF RIGHT

     31.1 No failure or delay on the part of either party hereto in exercising any right, power or privilege hereunder and no course of dealing between the parties shall operated as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

ARTICLE 32. ADDITIONAL ACTIONS AND DOCUMENTS

     32.1 Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use its best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether at or after the execution of this Agreement.

ARTICLE 33. SURVIVAL

     33.1 It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

ARTICLE 34. HEADINGS

     34.1 Article headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way defined or affect the meaning, construction or scope of any of the provisions hereof.

ARTICLE 35. INCORPORATION OF EXHIBITS

     35.1 The Exhibits referenced in and attached to this Agreement shall be deemed an integral part hereof to the same extent as if written at length herein.

ARTICLE 36. GOVERNING LAW

     36.1 The validity, interpretation and performance of this Agreement and each of its provisions shall be governed by the laws of the State of Alabama.

ARTICLE 37. COUNTERPARTS

     37.1 To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of or on behalf of each party appear on each counterpart; but it shall be sufficient that the signature of or on behalf of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of or on behalf of all of the parties.

ARTICLE 38. ENTIRE AGREEMENT

     38.1 This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

ALABAMA POWER COMPANY                    SOUTHERN INTEREXCHANGE FACILITIES, INC.


By: /s/ Travis J. Bowden                 By:  /s/ Tom Mullis
   -------------------------------          -----------------------------------

Name:  Travis J. Bowden                  Name: Tom Mullis
     -----------------------------            ---------------------------------
     (Printed or typed)                       (Printed or typed)

Title: Executive Vice-President          Title:  President
      ----------------------------             --------------------------------

                        ROUTE SEGMENT TO BE CONSTRUCTED
                        -------------------------------

                                                                EXHIBIT A TO APC
                                                                 CONTRACT #SI001

                                                                     PAGE 1 OF 3

                                                                  CABLE
                      CONSTRUCTION                                ORDER      ROUTE
                       COMPLETION       FIBER          TYPE      LENGTH      LENGTH
ROUTE SEGMENT 1           DATE          COUNT      CONSTRUCTION  (MILES)    (MILES)
---------------       ------------      -----      ------------  -------    -------
Fultondale                                24           OPGW        6.16       5.91
Substation to                             (6
Boyles Substation                      Primary)

Boyles Substation                         24           OPGW        3.91       3.79
to East                                   (6
Birmingham                             Primary)
Substation

East Birmingham                           36           OPGW        1.98       1.88
Substation to                             (6
Northside                              Primary)
Substation

Northside                                 42            UG         1.89       1.53
Substation to                            (12
Parkwest                               Primary)
Substation

Parkwest                                  36       Self Support    1.89       1.48
Substation to                             (6        Dielectric
Sprint POP to                          Primary)
AT&T Duct
                                                                 -------    -------
Total                                                             15.83      14.59


SI DESIGNATED FIBER ACCESS POINTS:
---------------------------------
-  East Birmingham Switching Station
-  MCI POP (Birmingham)
-  Telecom USA POP (Birmingham)
-  APC Corporate Headquarters
-  Sprint POP (Birmingham)

                        ROUTE SEGMENT TO BE CONSTRUCTED
                        -------------------------------
                                                                EXHIBIT A TO APC
                                                                 CONTRACT #SI001
                                                                     PAGE 2 OF 3


                                                                CABLE
                      CONSTRUCTION                              ORDER      ROUTE
                       COMPLETION      FIBER         TYPE      LENGTH      LENGTH
ROUTE SEGMENT 2           DATE         COUNT     CONSTRUCTION  (MILES)    (MILES)
---------------       ------------     -----     ------------  -------    -------
Farley Nuclear                          12           OPGW       17.72      17.10
Plant to Webb                           (6
Substation to                          Primary)
Dothan Substation

Dothan Substation                       24           OPGW      112.27     108.55
to Pinckard                             (6
Substation to                          Primary)
Snowdown
Substation to
Montgomery
Switching
Substation

Montgomery                              36           OPGW        4.42       4.16
Switching                              (12
Substation to                          Primary)
West Montgomery
Substation to
Whitman Street
Substation                                                     ------        ------
Total                                                          134.41        129.81

*Whitman Street                         36         UG/Self
Substation to                          (12         Support
APC Southern                           Primary)
Division Office

*APC Southern                           36           UG
Division Office                         (6
to SI POP                              Primary)

*APC Southern                           36           UG
Division Office                         (6
to Sprint POP                          Primary)


SI DESIGNATED FIBER ACCESS POINTS:
---------------------------------
-  Sprint POP (Montgomery)
-  APC Southern Division Office
-  SI POP (Montgomery)
-  Montgomery Switching Station
-  SI POP (Dothan)
-  Williams Telecommunications
* Route Length and Cable Order Lengths have not been determined and will be provided to SI prior to construction start.

                        ROUTE SEGMENT TO BE CONSTRUCTED
                        -------------------------------


                                                                EXHIBIT A TO APC
                                                                 CONTRACT #SI001

                                                                     PAGE 3 OF 3

                                                         CABLE
                     CONSTRUCTION                        ORDER    ROUTE
                      COMPLETION   FIBER      TYPE      LENGTH   LENGTH
*ROUTE SEGMENT 3         DATE      COUNT  CONSTRUCTION  (MILES)  (MILES)
----------------     ------------  -----  ------------  -------  -------
East Birmingham
Substation to
Montgomery
Switching Station
to APC Southern
Division Office
                                                                  -----
Total                                                             *105

SI DESIGNATED FIBER ACCESS POINTS:
---------------------------------
-  Montgomery Switching Substation
-  East Birmingham Switching Station

* Preliminary Engineering for this route has not been accomplished. All Route Parameters will be provided to SI prior to construction start.

                                      COST

                                                                EXHIBIT B to APC
                                                           Contract Number SI001

                                                                     Page 1 of 1

ROUTE SEGMENT NUMBER          FROM/TO               ESTIMATED COST
--------------------          -------               TO CONSTRUCT
                                                    -------------
        1               Fultondale  TVA             $   742,000
                        Substation to AT&T
                        Duct

        2               From Montgomery to          $ 5,815.440
                        Farley Nuclear Plant

        3               From Birmingham to          $ 4,580,000
                        Montgomery

                         MAINTENANCE AND OPERATING PLAN

                                                EXHIBIT C to APC Contract Number
                                                               SI001

                                                                     Page 1 of 6


A.     GENERAL
       -------

       1. The following information describes the maintenance, operating and interface procedures associated with the Agreement between SI and APC.

       2. This Exhibit documents day-to-day operations and restoration activities. Changes to this document must be agreed to by both parties.

       3. Over the life of the Agreement there will be periodic local contacts or meetings at specified intervals to:

             a.    Verify maintenance arrangements
             b.    Clarify positions
             c.    Update contacts and telephone numbers
             d.    Solve problem areas or disagreements

       4. Significant changes to the maintenance, operating and interface plans or procedures will be annexed as an addendum to this Exhibit C.

       5. Where SI provides network services to APC, these services will be integrated with other network services residing on SI fiber pairs.

       6. APC equipment associated with these services must be Dual DS3 Multiplexer 1000 or CB149 compatible.

B.     WORK CENTER AND INTERFACE PROCEDURES
       ------------------------------------

       1. The primary focal points for trouble reporting, scheduling coordination and escalation will be between the SI facility known as the Network Control Center, "NCC", (24 HOUR COVERAGE), and the affected SES Telecommunication Control Center, "TCC", (24 HOUR COVERAGE).

       2.    SI NCC
             SI Facilities, Inc.
             113 South Main Street
             Arab, Alabama  35016
             a. Contact:  NCC
                Telephone:  586-1500

                                                EXHIBIT C to APC Contract Number
                                                              SI001

                                                                     Page 2 of 6
               b. Contact:  Ms. Martha Stewart
                  Telephone:  586-1500

               c. Contact:  Mr. Ron King
                  Telephone:  586-7101

       3.    SES TCC
             Southern Company Services, Inc.
             800 Shades Crest Parkway
             Birmingham, Alabama  35209

             205-870-6305

             a. Contact:  Tim D. Ford
                Telephone:  205-870-5900 (W)
                            205-472-2203 (H)

             b. Contact:  Andrew B. Moore
                Telephone:  205-870-6876 (W)
                            205-678-9531 (H)

C.     CONSTRUCTION AND SERVICE PROVISIONING
       -------------------------------------

       1. Construction will be managed as an APC project. Cable delivery, equipment delivery and construction schedules will be coordinated, published and distributed to both companies.

       2. Any deviation from these schedules requires notification to the other party.

       3. APC will notify SI of static line/fiber placement and splice box installation as the work is completed.

       4. SI will notify APC of New Buildings and equipment placements as well as splice completions and when the fiber is considered ready for service.

       5. All network services provided to APC will be tested for pre-service using existing standard SI methods, procedures and performance parameters.

       6. Continuity testing for connection of end-to-end services will be scheduled and coordinated by the SI NCC and the SES TCC to ensure compatibility.

       7. The SI NCC and the SES TCC will agree that the service has been tested, meets requirements and is being placed into service.

                                                EXHIBIT C to APC Contract Number
                                                              SI001

       8. The results from each test sequence will be documented and will serve as a benchmark for future tests.

       9. If a facility fails the test by a small margin it will be re-tested. In a re-test situation, the section or path must remain in limits for two (2) consecutive test intervals. If the path or section fails the re-test or initial tests results indicate the facility fails by a large margin, fault locating and trouble clearing procedures will be initiated to clear the trouble.

D.     CONSTRUCTION LOSS REQUIREMENTS
       ------------------------------

       1. The Outside Plant Loss (OSPL) cannot exceed -20 decibels on any span. OSPL is the fiber and splices that make up the optical path between Lightguide Stranded - Cable Interconnect Terminals or Universal Splice Enclosures at terminals or line repeater stations. The fiber is tested for span loss at 1310 nm and 1550 nm.

       2. Tests will be made with an Optical Time Domain Reflectometer (OTDR) and the fiber is characterized for 1310 nm and 1550 nm. Current SI standards and experience will determine acceptability of the fiber. This includes checks for micro-bending at both frequencies. The APC and SI fibers will be required to meet the same levels of performance. Span loss and micro-bending will normally indicate typical fiber and splice problems.

       3. The fiber will be re-tested annually to ensure continued performance capability. Any variance will be isolated and corrected.

E.     ADMINISTRATIVE
       --------------

       1. Performance reports and/or frequency of reports concerning the performance monitoring of network services will be developed between the SES TCC and the SI NCC. It is expected that performance will be based on SI standards in effect during the life of the Agreement.

       2. APC will furnish to SI the location numbering plan and road access maps to the rights-of-way (Route Maps), each individual tower/splice location and substations where SI equipment/stations are located.

                                                EXHIBIT C to APC Contract Number
                                                              SI001

       3. APC will notify the SI NCC of any hazardous conditions that arise along the right-of-way or at sub or repeater stations that could affect service. Clearance of these conditions will be reported.

       4. APC will notify the SI NCC of any hazard or condition that may jeopardize safety of SI personnel. Expected time of clearance and final clearance will also be reported.

       5. APC will notify SI of any special right-of-way or property owner problems or considerations. In addition, any conditions that may restrict access to splice locations or New Buildings will be reported.

       6. APC will if needed and upon request, provide temporary special arrangements for access and/or transportation to allow SI personnel to reach the necessary work location.

       7.    APC will be responsible for property owner relations.

       8. APC and SI field forces will develop and coordinate contingency plans for physical restoration pertaining to crucial locations such as highway crossing, rivers, etc. These plans will be furnished to both the SI NCC and the SES TCC as well as to field personnel responsible for those locations.

       9.    Safety procedures are an annex to this Exhibit C.

F.     DAMAGE REPORTING AND RESTORATION
       --------------------------------

       1. The SI NCC will notify the SES TCC immediately of locations experiencing failure indications. APC will notify SI NCC immediately of the nature, location and any pertinent information concerning the Cable Route Segment or New Building damage.

       2. APC will provide a list of APC locations where spare Cable, provided by SI, if any, will be stored.

       3. APC will notify the SI NCC of the estimated time of arrival of the permanent replacement cable at the fault location.

       4. Field site managers for each company will be designated and their identity will be provided to the SI NCC and SES TCC respectively for the coordination of communications.

                                                EXHIBIT C to APC Contract Number
                                                              SI001

       5. The SES TCC will provide status reports to the SI NCC at least hourly concerning progress of restoration and estimated time that SI personnel may begin work at the fault location.

       6.    APC will notify SI when it is safe for personnel to begin work.

             a. At temporary or permanent repair splice locations, it is agreed that SI will be allowed to perform any parallel work which can be performed safely and is agreed to by the field site managers.

             b. Standard SI physical restoration techniques, fiber splicing priorities and order of splicing methods will be used.

       7. The SI NCC will provide status to the SES TCC, at least hourly, of the estimated time of restoration of APC services.

       8. The replacement cable performance will be tested and verified by SI field and NCC forces using SI standard procedures, test equipment/computerized test systems and existing performance criteria.

       9. If temporary cables, supplied and stored by SI, are used for restoration, APC will notify the SI NCC when the placement of permanent cable can be scheduled and when placement has been completed. This will allow SI to schedule and perform permanent splicing.

       10. SI may place temporary New Buildings at or near the site of existing buildings when necessary to restore service to those buildings or equipment.

G.     MAINTENANCE AND TROUBLE REPAIR
       ------------------------------

       1. The SES TCC will notify the SI NCC when any work is scheduled or performed on APC equipment which may generate an alarm or threshold violation to SI monitored equipment or locations.

             a. SI standard thresholds of performance will be used to detect trouble or deterioration.

             b. SI will notify APC when threshold violations are indicative of trouble or repair. Access by SI to splice sites for routine maintenance, inspection and other activities will be coordinated between local field forces.

                                                EXHIBIT C to APC Contract Number
                                                              SI001

       2. SI may place signs and markings on New Buildings where both companies share sites and may place markers and signs to mark underground cables between APC facilities and New Buildings. Overall appearance of buildings and grounds will be managed by local SI and APC field forces.

       3. Where practical, the static line will be extended from the APC facility to a pole near the New Building. The static line will be brought down the pole to a splice box where a non-metallic fiber cable will be spliced to the fiber of the static line. From the splice box the Cable will be encased in U-Guard down the rest of the pole and placed below ground to the New Building.

H.     RELOCATIONS
       -----------

       1. Proper notice as required by the Agreement shall be furnished to the SI NCC and the SES TCC.

       2. Engineering information for the route section to be relocated, including tower and splice location of the exiting and relocated route section, shall be furnished to the SI NCC and the SES TCC.

       3. All new construction shall be complete and tested prior to cutting service from the existing to the relocated Route Segment.

       4. Transfer of service shall be coordinated between Field Operations, the SI NCC and the SES TCC.

       5. All safety and installation procedures in other sections shall apply to relocations.

                      TELECOMMUNICATIONS SAFETY PROCEDURE

                                                     Annex 1 to EXHIBIT C to APC
                                                     Contract Number SI001

                                                                     Page 1 of 2


SUBJECT:  FIBER SPLICING ON OPGW

INTRODUCTION
------------

       The purpose of this procedure is to establish a policy for the safe operation of equipment and personnel in the installation and maintenance of splices in the OPGW (composite fiber optic overhead ground wire).

PRIORITY
--------

       No work shall be performed until line personnel have taken appropriate action, as defined by various operating and transmission bulletins, to ensure that the work environment is free from any electrical and mechanical hazards.

GENERAL
-------

       1.  The vehicle cab and body shall be bonded to the chassis.

       2. A stirrup or stud shall be welded to the truck or van chassis front and rear or a grounding reel shall be bonded to the chassis.

       3. A 1/0 copper ground cable with accepted clamp shall be used to ground the vehicle and the OPGW cable to the structure ground.

       4. All grounds shall be attached to the pole or structure permanent ground.

OPERATING AT THE JOB SITE
-------------------------

       The following conditions shall be met before splicing operations can begin:

       1. Permission shall be received from line personnel to begin work. Line personnel are responsible to take down and store the splice case.

       2. Approved rubber overshoes shall be worn at all times for additional protection by personnel at the transmission line work site.

       3. The two (2) OPGW leads shall be bonded together and to the structure ground.

       4.  The vehicle chassis shall be grounded to the same structure ground.

                                                     Annex 1 to EXHIBIT C to APC
                                                          Contract Number  SI001

                                                                     Page 2 of 2

       5. If a metallic strength member is used in the OPGW, it shall be grounded during splicing operations and during storage.

       6. After completion of the work, the removal of the grounds shall be the last function accomplished prior to leaving the work area.

       7. At no time during the application or removal of grounds should a person allow himself to be in series with OPGW and the ground lead.

       8.  Hard hats shall be worn at the work site.

EMERGENCY PERSONNEL
-------------------

       In an emergency situation, such as a line down condition, Telecommunications personnel shall wait for line personnel to secure and ground the OPGW leads and determine that the work area is safe.